CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296263 on Form S-6 of our report dated July 14, 2026, relating to the financial statement of FT 13074, comprising Diversified Fixed Income ETF Portfolio, Series 68, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 14, 2026